EXHIBIT 99.1

For Immediate Release

Caliper Life Sciences Announces Preliminary Results for the Fourth Quarter and 2009

HOPKINTON, Mass., January 14, 2010 — Caliper Life Sciences, Inc. (NASDAQ: CALP) today announced revenue results for the fourth quarter and full year ended December 31, 2009, and its expected year-end cash position, based upon management’s review of preliminary financial information.

Total revenue for the fourth quarter of 2009 is expected to be $37.6 million, which exceeded the Company’s revenue guidance of $33 to $35 million as a result of stronger than anticipated IVIS® and LabChip® product revenues and the benefit of license revenues from a recently announced microfluidic license grant to Becton, Dickinson and Company which occurred one quarter earlier than anticipated.  For the full year 2009, total revenue is expected to be $130.3 million on a GAAP-basis and $119.6 million on a non-GAAP basis, which excludes revenues of recently divested business operations.

The Company expects to report cash, cash equivalents and marketable securities of approximately $38 million and outstanding short-term borrowings of approximately $15 million as of December 31, 2009.  In addition, the Company announced that it expects to report positive operating cash flows on a full-year basis for 2009, one year ahead of previous guidance.

It should be noted that the financial results as of December 31, 2009, and for the quarter and year ended December 31, 2009 discussed above are preliminary and remain subject to audit by Caliper’s independent registered accounting firm.

Statement Regarding Use of Non-GAAP Financial Measures

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. Non-GAAP revenue in this press release excludes the impact of revenue from business operations which were divested in the fourth quarters of 2008 and 2009, respectively.  Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

Presentation at Today’s J.P. Morgan Conference

As announced in a separate press release issued by the company on January 5, Caliper will today make a presentation at the J.P. Morgan Healthcare Conference in San Francisco, California.  A live webcast of the presentation can be accessed by visiting Caliper’s website at

www.caliperLS.com.  To access the webcast, select “Investors” and find the event under “Investor Events”.  An archived edition of the presentation will be available for 90 days.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results, enabling the translation of those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding Caliper’s anticipated total revenue for the fourth quarter of 2009 and for 2009, its expected cash and short-term borrowing position as of December 31, 2009, and Caliper’s expectation that it will report positive operating cash flows on a full-year basis for 2009 are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those Caliper expects or projects, including the risks that unexpected information may be received, or adjustments may be made, in the course of finalizing and analyzing the financial results, which could cause the final results to differ from these preliminary results.  Finalization of the company’s financial results for 2009 could lead to revisions in the company’s current expectations regarding revenue for the quarter and year ended December 31, 2009, as well as achieving positive operating cash flows on a full-year basis for 2009.  Further information on risks faced by Caliper is included in risks discussed under the caption “Risk Factors” in Caliper’s annual report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 13, 2009, and in our other SEC reports and filings. These SEC reports and filings are available on a web site maintained by the SEC at http://www.sec.gov. Caliper expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Caliper’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Caliper, IVIS and LabChip are registered trademarks of Caliper Life Sciences, Inc.

Contact:

Peter McAree

SVP and CFO

Caliper Life Sciences

508.497.2215

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Revenues for the Three and Twelve Months Ended December 31, 2009

	December 31,
	Three Months Ended		Twelve Months Ended
	2009	2008	2009	2008
	(in millions)
Unaudited GAAP revenues	$37.6	$36.7	$130.3	$134.1
Effect of divested business operations (1)	1.9	5.1	10.7	22.6
Unaudited Non-GAAP revenues	$35.7	$31.6	$119.6	$111.5
Non-GAAP growth rate	13%		7%

(1)   Divested business operations include the sale of the PDQ and AutoTrace product lines in the fourth quarter of 2008 and the sale of the Xenogen Biosciences business in the fourth quarter of 2009.

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